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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:  Steve Filton                                      February 20, 2003
          Chief Financial Officer
          610-768-3300

                         UNIVERSAL HEALTH SERVICES, INC.
                                ANNOUNCES INQUIRY

         KING OF PRUSSIA, PA - Universal Health Services, Inc. (NYSE: UHS) announced that it has been advised that the Philadelphia District Office of the Securities and Exchange Commission has initiated an informal inquiry arising out of the previously announced departure of Kirk Gorman as Chief Financial Officer of the Company. The Company intends to fully cooperate with the inquiry.

         Universal Health Services, Inc. is one of the nation's largest hospital companies, operating acute care and behavioral health hospitals and ambulatory surgery and radiation centers nationwide, in Puerto Rico and in France. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT).

         Certain statements in this release may constitute forward-looking statements and are subject to various risks and uncertainties as discussed in the Company's filings with the Securities and Exchange Commission. The Company is not obligated to update these forward-looking statements even if the Company's assessment of these risks and uncertainties changes.

For additional information on the Company, visit our web site:
http://www.uhsinc.com.

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